As filed with the Securities and Exchange Commission on June 14, 2006
Registration No. 333-44830

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 2
TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
eFUNDS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	39-1506286
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
Gainey Center II, 8501 N. Scottsdale Rd, Ste 300, Scottsdale, Arizona 85253
(Address of principal executive offices) (Zip Code)
eFUNDS CORPORATION 2000 STOCK INCENTIVE PLAN, AS AMENDED
(Full title of the plan)

Paul F. Walsh
Chairman and Chief Executive Officer	Copy to:Robert A. Rosenbaum, Esq.
eFunds Corporation	Dorsey & Whitney LLP
Gainey Center II	50 South Sixth Street, Ste 1500
8501 N. Scottsdale Rd, Ste 300	Minneapolis, Minnesota 55402-1498
Scottsdale, Arizona 85253	(612) 340-5681
(480) 629-7700
(Name, address and telephone number, including area code, of agent for service)
This Post-Effective Amendment No. 2 shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.

PART II.
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.
     The following is a list of exhibits filed as part of this Post-Effective Amendment No. 2, which are incorporated herein:
24.1	Power of Attorney.
Item 9. Undertakings.
Pursuant to Rule 478(a)(3), this Post-Effective Amendment No. 2 is filed in order to correct technical typographical errors appearing in Post-Effective Amendment No. 1 to Registration Statement No. 333-44830, filed on August 30, 2000. Post-Effective Amendment No. 1 should have provided that awards related to 4,236,363 shares of eFunds common stock remain outstanding (in lieu of the 4,043,408 referenced in Post-Effective Amendment No. 1) and that Amendment No. 1 was filed to deregister 1,794,578 shares of common stock (in lieu of the 1,987,533 shares referenced in Post-Effective Amendment No. 1). Post-Effective Amendment No. 1 was inadvertently filed before these errors were identified.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to Registration No. 333-44830 on Form S-8 has been signed by the following persons in the capacities indicated on June 14, 2006.

Signature	Title

*	Chairman of the Board and Chief
Paul F. Walsh	Executive Officer (principal
executive officer)

*	Executive Vice President and Chief Financial
George W. Gresham	Officer (principal financial and
accounting officer)

*	Director
Richard J. Almeida

*	Director
John J. (Jack) Boyle III

*	Director
Janet M. Clarke

*	Director
Richard J. Lehmann

*	Director
Robert C. Nakasone

*	Director
Sheila A. Penrose

Director
Hatim A. Tyabji
By his signature set forth below, Steven F. Coleman, pursuant to duly executed Powers of Attorney filed with this Post-Effective Amendment No. 1 to Registration Statement No. 333-44830 on behalf of the persons whose signatures are printed above, in the capacities set forth opposite their respective names.

*	by /s/ Steven F. Coleman
Steven F. Coleman, Attorney-in-Fact

EXHIBIT INDEX
The following exhibits are filed as a part of or are incorporated in this Post-Effective Amendment No. 2 by reference:

Exhibit Number	1 Description	Method of Filing
24.1	Power of Attorney	*

*	Incorporated by reference to Exhibit 24.1 to Post-Effective Amendment No. 1 to Registration Statement No. 333-44830.